Pursuant to ss. 906 of the  Sarbanes-Oxley  Act of 2002 (18 U.S.C. ss.
1350)

The undersigned, as the chief executive officer and chief financial officer of Shore Financial Corporation, certifies to the best of their knowledge and belief that the Quarterly Report on Form 10-QSB for the period ended June 30, 2002, which accompanies this certification fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Shore Financial Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.


                                        /s/ Scott C. Harvard
                                        --------------------
                                        Chief Executive Officer


                                        /s/ Steven M. Belote
                                        --------------------
                                        Chief Financial Officer